EXHIBIT 32.2

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the quarterly report of Racino Royale, Inc. (the "Company") on Form 10QSB for the fiscal period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jason Moretto, C.F.O. of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JASON MORETTO
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Name: Jason Moretto
Title: CFO
August 14, 2006